Exhibit 10.11

MAVENIR SYSTEMS, INC.

NOTICE OF GRANT OF RESTRICTED STOCK UNIT

Notice is hereby given of the following award (the “Award”) of Restricted Stock Units of Mavenir Systems, Inc., a Delaware corporation (the “Company”):

Participant: [Name]

Award Date: [Award Date]

Vesting Commencement Date: [Date]

Number of Shares Subject to Award: [# of Shares Awarded] Shares of Common Stock (the “Shares”)

Vesting Schedule: The Shares shall become vested with respect to (i) one fourth (1/4th) of the Shares on the first anniversary of the Vesting Commencement Date and (ii) an additional one fourth (1/4th) of the Shares on each anniversary of the Vesting Commencement Date thereafter. In no event, shall any additional Shares vest following Participant’s cessation of Service, except to the extent (if any) specifically authorized by the Plan Administrator in its sole discretion pursuant to a written agreement with Participant.

Issuance Schedule: Each Share in which the Participant vests in accordance with the terms of this Award shall be issued, subject to the Company’s collection of all applicable Withholding Taxes, on the applicable vesting date for that Share or as soon thereafter as administratively practicable, but in no event later than the close of the calendar year in which such vesting date occurs or (if later) the fifteenth day of the third calendar month following such vesting date (the “Issuance Date”). The Shares which vest pursuant to Section 5 of the attached Restricted Stock Unit Issuance Agreement shall be issued in accordance with the provisions of such Section. The applicable Withholding Taxes are to be collected pursuant to the procedures set forth in Section 7 of the attached Restricted Stock Unit Issuance Agreement.

Participant understands and agrees that the Award is granted subject to and in accordance with the terms of the Mavenir Systems, Inc. 2013 Equity Incentive Plan (the “Plan”). Participant further agrees to be bound by the terms of the Plan and the terms of the Award as set forth in the Restricted Stock Unit Issuance Agreement attached hereto as Exhibit A. Participant hereby acknowledges receipt of a copy of the Plan in the form attached hereto as Exhibit B.

At Will Employment. Nothing in this Notice or in the attached the attached Restricted Stock Unit Issuance Agreement or Plan shall confer upon Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Affiliate employing or retaining Participant) or of Participant, which rights are hereby expressly reserved by each, to terminate Participant’s Service at any time for any reason, with or without cause.

Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice, in the attached Restricted Stock Unit Issuance Agreement or in the Plan.

MAVENIR SYSTEMS, INC.

By:

Name:

Title:

PARTICIPANT

Signature:

Print Name:

Address:

Attachments:

Exhibit A - Restricted Stock Unit Issuance Agreement

Exhibit B - 2013 Equity Incentive Plan

Notice of Grant of Restricted Stock Units

EXHIBIT A

RESTRICTED STOCK UNIT ISSUANCE AGREEMENT

MAVENIR SYSTEMS, INC.

RESTRICTED STOCK UNIT ISSUANCE AGREEMENT

RECITALS

A. The Board has adopted the Plan for the purpose of retaining the services of selected Employees, Directors and Consultants in the Service of the Company (or any Affiliate).

B. Participant is to render valuable services to the Company (or an Affiliate), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Company’s issuance of Common Stock to the Participant under the Plan.

C. All capitalized terms in this Agreement not defined herein shall have the meaning assigned to them in the Grant Notice (as defined below) or in the Plan.

NOW, THEREFORE, it is hereby agreed as follows:

1. Grant of Restricted Stock Units. The Company hereby awards to the Participant, as of the Award Date as specified in the Notice of Grant of Restricted Stock Units accompanying this Agreement, pursuant to which Participant has been informed of the basic terms of the Restricted Stock Units evidenced hereby (the “Grant Notice”), the number of Restricted Stock Units specified in the Grant Notice. Each Restricted Stock Unit represents the right to receive one share of Common Stock on the date that unit vests in accordance with the Grant Notice and the express provisions of this Agreement.

2. Limited Transferability. Prior to actual receipt of the Shares which vest in the Grant Notice and hereunder, the Participant may not transfer any interest in the Award or the underlying Shares. Any Shares which vest in accordance with the Grant Notice and this Agreement but which otherwise remain unissued at the time of the Participant’s death may be transferred pursuant to the provisions of the Participant’s will or the laws of inheritance.

3. Cessation of Service. Except as otherwise provided in Section 5 below, should the Participant cease Service for any reason prior to vesting in one or more Shares subject to this Award, then the Award will be immediately cancelled with respect to those unvested Shares, and the number of Restricted Stock Units will be reduced accordingly. The Participant shall thereupon cease to have any right or entitlement to receive any Shares under those cancelled units.

4. Shareholder Rights. The holder of this Award shall not have any stockholder rights, including voting or dividend rights, with respect to the Shares subject to the Award until the Participant becomes the record holder of those Shares upon their actual issuance following the Company’s collection of the applicable Withholding Taxes.

Exhibit A to Notice of Grant of Restricted Stock Units

5. Change of Control.

(a) Any Restricted Stock Units subject to this Award at the time of a Change of Control may be assumed by the successor entity or otherwise continued in full force and effect. In the event of such assumption or continuation of the Award, no accelerated vesting of the Restricted Stock Units shall occur at the time of the Change of Control.

(b) In the event the Award is assumed or otherwise continued in effect, the Restricted Stock Units subject to the Award shall be adjusted immediately after the consummation of the Change of Control so as to apply to the number and class of securities into which the Shares subject to those units immediately prior to the Change of Control would have been converted in consummation of that Change of Control had those Shares actually been issued and outstanding at that time. To the extent the actual holders of the outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change of Control, the successor corporation (or parent entity) may, in connection with the assumption or continuation of the Restricted Stock Units subject to the Award at that time and subject to the Plan Administrator’s approval, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per Common Stock in the Change of Control transaction provided such common stock is readily traded on an established U.S. countries exchange or market.

(c) If the Restricted Stock Units subject to this Award at the time of the Change of Control are not assumed or otherwise continued in effect in accordance with Section 5(a), then those units shall vest immediately prior to the closing of the Change of Control. The Shares subject to those vested units shall be converted into the right to receive for each such Share the same consideration per share of Common Stock payable to the other stockholders of the Company upon consummation of that Change of Control, and such consideration shall be distributed to the Participant within three (3) business days following the effective date of that Change of Control. Such distribution shall be subject to the Company’s collection of the applicable Withholding Taxes pursuant to the provisions of Section 7.

(d) This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

6. Adjustment in Shares. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, or should the value of the outstanding shares of Common stock be substantially reduced as a result of a spin-off transaction or extraordinary dividend or distribution, then equitable adjustments shall be made by the Plan Administrator to the total number and/or class of securities issuable pursuant to this Award in order to reflect such change and those adjustments shall be final, binding and conclusive.

7. Issuance of Shares.

(a) On each applicable Issuance Date for the Shares which vest in accordance with the Grant Notice or the provisions of this Agreement, the Company shall issue to or on behalf of the Participant a certificate (which may be in electronic form) for the vested Common Stock to be issued on such date, subject to the Company’s collection of the applicable Withholding Taxes.

Exhibit A to Notice of Grant of Restricted Stock Units

(b) Until such time as the Company provides the Participant with notice to the contrary, the Company shall collect the applicable Withholding Taxes through an automatic Share withholding procedure pursuant to which the Company will withhold, on the applicable Issuance Date for the Shares that vest under the Award, a portion of those vested Shares with a Fair Market Value (measured as of the Issuance Date) equal to the amount of such Withholding Taxes (the “Share Withholding Method”); provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy the Company’s required Withholding Tax obligations using the minimum statutory withholding rates therefor, that are applicable to supplemental taxable income. The Participant shall be notified in writing in the event such Share Withholding Method is no longer available.

(c) Should any Shares vest under the Award at a time when the Share Withholding Method is not available, then the Withholding Taxes shall be collected from the Participant through either of the following alternatives:

(i) the Participant’s delivery of his or her separate check payable to the Company in the amount of such Withholding Taxes; or

(ii) the use of the proceeds from a next-day sale of the Shares issued to the Participant, provided and only if (A) such a sale is permissible under the Company’s insider trading policies governing the sale of Common Stock; (B) the Participant makes an irrevocable commitment, on or before the vesting date for those Shares, to effect such sale of the Shares; and (C) the transaction is not otherwise deemed to constitute a prohibited loan under Section 402 of the Sarbanes-Oxley Act of 2002.

(d) Except as otherwise provided in Section 5 or Section 7(b), the settlement of all Restricted Stock Units which vest under the Award shall be made solely in Common Stock. No fractional share shall be issued pursuant to this Award, and any fractional share resulting from any calculation made in accordance with the terms of this Agreement shall be rounded down to the next whole share of Common Stock.

8. Compliance with Laws and Regulations. The issuance of Common Stock pursuant to the Award shall be subject to compliance by the Company and the Participant with all applicable requirements of law relating thereto and with all applicable regulations of the Stock Exchange on which the Common Stock is listed for trading at the time of such issuance.

9. Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company at its principal corporate offices, and directed to the attention of Plan Administrator. Any notice required to be given or delivered to the Participant shall be in writing and addressed to the Participant at the most current address then on record with the Company or shall be delivered electronically to the Participant through the Company’s electronic mail system. All notices shall be deemed effective upon personal delivery, upon sending of an email or upon deposit in the mail, postage prepaid and properly addressed to the party to be notified.

Exhibit A to Notice of Grant of Restricted Stock Units

Participant generally consents to the delivery of any notice pursuant to the Delaware General Corporation Law (the “DGCL”), as amended or superseded from time to time, by electronic transmission pursuant to Section 232 of the DGCL (“Electronic Notice”) at the electronic mail address or the facsimile number as set forth in the books of the Company. To the extent that any notice given via electronic transmission is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected electronic mail address has been provided, and such attempted Electronic Notice shall be ineffective and deemed to not have been given. Participant agrees to promptly notify the Company of any change in Participant’s electronic mail address, but failure to do so shall not affect the foregoing.

10. Successors and Assigns. Except to the extent otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and the Participant, the Participant’s assigns, and the legal representatives, heirs and legatees of the Participant’s estate.

11. Construction; Administrator Discretions. This Agreement and the Award evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in the Award.

12. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to Restricted Stock Units awarded under the Plan or future Restricted Stock Units that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

13. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Texas without resort to that State’s conflict-of-laws rules.

14. Code Section 409A. It is the intention of the parties that the provisions of this Agreement comply with the requirements of the short-term deferral exception of Section 409A of the Code and Treasury Regulations Section 1.409A-1(b)(4). Accordingly, to the extent there is any ambiguity as to whether one or more provisions of this Agreement would otherwise contravene the requirements or limitations of Code Section 409A applicable to such short-term deferral exception, then those provisions shall be interpreted and applied in a manner that does not result in a violation of the requirements or limitations of Code Section 409A and the Treasury Regulations thereunder that apply to such exception.

Exhibit A to Notice of Grant of Restricted Stock Units

EXHIBIT B

2013 EQUITY INCENTIVE PLAN